                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and "Selected Financial Data" and to the use of our report dated July 12, 1999
(except Note 9, as to which the date is   ), in Amendment No. 3 to the
Registration Statement (Form S-1) and related Prospectus of Garden.com, Inc. for the registration of 4,100,000 shares of its common stock.

                                          Ernst & Young LLP


Austin, Texas

August 3, 1999

   The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 9 to the financial statements.

                                          /s/ Ernst & Young LLP
Austin, Texas

August 3, 1999